                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                   ----------------


                                      FORM 8-K/A
                                   AMENDMENT NO. 1


                                    CURRENT REPORT




       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest                 Commission File Number 0-21882
event reported):  APRIL 15, 1997





                              ALARMGUARD HOLDINGS, INC.



Incorporated in Delaware               IRS Employee Identification Number:
                                                      33-0318116



Principal Executive Office:                   Telephone:  (203) 795-9000
  125 Frontage Road
  Orange, CT   06477

    This Current Report on Form 8-K/A is filed by Alarmguard Holdings, Inc. ("Alarmguard"), a Delaware corporation, formerly Triton Group Ltd. ("Triton"), as an amendment to that certain Current Report on Form 8-K filed by Alarmguard on April 22, 1997.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired

    The following unaudited financial statements of Security Systems Holdings, Inc. ("SSH"), as of and for the interim three-month period ended March 31, 1997 are provided herein:

    (1) Condensed Consolidated Balance Sheets as of March 31, 1997 and December 31, 1996

    (2) Condensed Consolidated Statements of Operations for each of the three-month periods ending March 31, 1997 and 1996

    (3) Condensed Consolidated Statements of Cash Flows for each of the three-month periods ending March 31, 1997 and 1996

    (4)  Notes to Financial Statements

(b) Pro Forma Financial Information.

    The following unaudited pro forma condensed combined financial information sets forth, for the respective periods and as of the dates indicated, the results of operations and the financial position of Alarmguard after giving effect to the merger ("Merger") on April 15, 1997 of SSH, a Delaware corporation, and Triton Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Alarmguard ("Merger Sub"), and the acquisition (the "Pro Acquisition") on May 1, 1997 by SSH of all of the outstanding capital stock of Protective Alarms, Inc., a Connecticut corporation, as if the transactions were consummated as of the respective dates indicated below. The unaudited pro forma financial information should be read in conjunction with Alarmguard's audited historical consolidated financial statements and notes thereto as of December 31, 1996 and 1995 and each of the three years in the period ended December 31, 1996.

    The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that actually would have occurred if the Merger and the Pro Acquisition had been consummated as of such dates in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

    The unaudited pro forma condensed combined balance sheet as of March 31, 1997 reflects the Merger and the Pro Acquisition as if such transactions had occurred on March 31, 1997. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1996 and the three-month interim period ended March 31, 1997 reflects the Merger and Pro Acquisition as if the transactions had occurred on January 1, 1996.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       ALARMGUARD HOLDINGS, INC.


Dated:  June 20, 1997                  By: /s/ David Heidecorn
                                           ----------------------------------
                                               David Heidecorn
                                               Executive Vice President &
                                               Chief Financial Officer

ITEM 7. (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

SECURITY SYSTEMS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ IN THOUSANDS)

                                                                                           MARCH 31, 1997      DECEMBER 31, 1996
                                                                                           --------------      -----------------
                                                                                             (UNAUDITED)              (NOTE)
ASSETS
Current assets:
  Cash and cash equivalents                                                                     $322                   $230
  Accounts Receivable, less allowance for doubtful account of $239 and $298,
  respectively                                                                                 3,884                  3,791
  Inventories                                                                                  1,906                  1,698
  Prepaid expenses                                                                               294                    332
  Other current assets                                                                           250                    250
                                                                                     ---------------     ------------------
  Total current assets                                                                         6,656                  6,301

Property & equipment, net                                                                      2,231                  2,478
Customer installation costs, net of accumulated amortization of $2,987 and $2,383,
 respectively                                                                                  8,081                  7,531
Acquired customer contracts, net of accumulated amortization of $11,928 and $11,077,
 respectively                                                                                 15,592                 16,443
Covenants not to compete, net of accumulated amortization of $4,704 and $4,341,
 respectively                                                                                  2,567                  2,930
Goodwill, net of accumulated amortization of $467 and $436, respectively                       2,026                  2,057
Other assets                                                                                   1,160                  1,391
                                                                                     ---------------     ------------------
Total assets                                                                                 $38,313                $39,131
                                                                                     ---------------     ------------------
                                                                                     ---------------     ------------------

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Accounts payable                                                                            $1,933                 $1,469
  Accrued expenses                                                                             1,833                  1,390
  Current portion of term loan                                                                 4,169                  4,169
  Current portion of notes payable                                                             2,501                    696
  Deferred monitoring revenue                                                                  4,691                  4,621
  Other current liabilities                                                                      912                  1,008
                                                                                     ---------------     ------------------

Total current liabilities                                                                     16,039                 13,353


Term loan, less current portion                                                               27,267                 26,467
Subordinated debt                                                                              4,951                  4,951
Notes payable, less current portion                                                              876                  2,563
Other liabilities                                                                                299                    422
Redeemable preferred stock, $100 par value;
   Series A, 5% cumulative dividends, 50,000 shares authorized, issued and outstanding         6,056                  5,994
Redeemable preferred stock, $120 par value;
   Series B, 5% cumulative dividends, 72,500 shares authorized, issued and outstanding        10,388                 10,279


STOCKHOLDER'S DEFICIENCY:

  Common stock, $1.00 par value; 256,500 shares authorized, 236,671 shares
    (including 33,748 of non-voting shares) issued and outstanding.                              237                    237
  Additional paid in capital                                                                      35                     35
  Accumulated deficit                                                                        (27,800)               (25,135)
  Notes receivable from officers                                                                 (35)                   (35)
                                                                                     ---------------     ------------------
Total stockholders' deficiency                                                               (27,563)               (24,898)
                                                                                     ---------------     ------------------

Total liabilities and stockholders' deficiency                                               $38,313                $39,131
                                                                                     ---------------     ------------------
                                                                                     ---------------     ------------------


See accompanying notes to unaudited condensed consolidated financial information.
Note: The balance sheet as of December 31, 1996 has been derived from the audited balance sheet as of that date.

SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               FOR THE THREE
                                                          MONTHS ENDED MARCH 31
                                                         -----------------------
                                                         1997              1996
                                                         -------         ------
  Recurring revenue                                      $4,173          $3,468
  Installation revenue                                    2,031           1,618
  Service revenue                                           393             317
                                                 --------------  --------------
Total Revenue                                             6,597           5,403

  Monitoring expense                                        595             540
  Installation expense                                    1,313             869
  Service expense                                           765             669
                                                 --------------  --------------
Total Cost of Revenue                                     2,673           2,078

Gross Profit                                              3,924           3,325

  Sales and marketing expense                             1,016             922
  General and administrative expense                      2,187           1,989
  Depreciation and amortization expense                   2,371           1,902
                                                 --------------  --------------
Total operating expenses                                  5,574           4,813

Operating loss                                           (1,650)         (1,488)


Other expense:

  Interest expense                                         (844)           (643)
  Other expense, net                                                        (12)
                                                 --------------  --------------

Net loss                                                 (2,494)         (2,143)

Dividend requirement on preferred stock                    (171)           (171)
                                                 --------------  --------------

Loss applicable to common shares                        ($2,665)        ($2,314)
                                                 --------------  --------------
                                                 --------------  --------------

Pro forma loss per common share:
   Pro forma loss per common share                       ($0.87)         ($0.74)

  Shares used in computing pro forma loss per
   common share                                           2,877           2,877


See accompanying notes to unaudited condensed consolidated financial information.

SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                           FOR THE THREE
                                                       MONTHS ENDED MARCH 31
                                                       ----------------------
                                                        1997             1996
                                                        ----             ----
Operating activities:
Net loss                                              ($2,665)         ($2,314)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation & amortization                           2,371            1,902
  Customer installation costs                          (1,154)          (1,488)
  Changes in operating assets & liabilities,
  net of effects of acquisitions:
    Accounts receivable                                   (93)             477
    Inventories                                          (208)             (18)
    Prepaid expenses                                       38               81
    Other current assets                                                     5
    Other assets                                          229              (70)
    Accounts payable                                      464             (113)
    Accrued expenses                                      614              (23)
    Deferred revenue                                       70             (163)
    Other current liabilities                            (311)             356
                                               --------------    -------------
       Net cash used in operating activities             (645)          (1,368)

Investing activities:
  Acquisition of businesses                                               (350)
  Purchases of property & equipment                       (50)            (118)
                                               --------------    -------------
       Net cash used in investing activities              (50)            (468)

Financing activities:
  Proceeds from term loan                                 800            1,700
  Proceeds from bridge Loan                               500
  Payments of term loan                                                   (458)
  Financing fees paid                                                      (30)
  Payments of other notes payable and capital
   leases                                                (513)            (195)
                                               --------------    -------------
       Net cash provided by financing activities          787            1,017

Increase (decrease) in cash and cash equivalents           92             (819)
Cash and cash equivalents at beginning of period          230            1,561
                                               --------------    -------------
Cash and cash equivalents at end of period               $322             $742
                                               --------------    -------------
                                               --------------    -------------

Supplementary cash flow Information:

   Cash paid for interest                                $855             $630
                                                         ----             ----
                                                         ----             ----

See accompanying notes to unaudited condensed consolidated financial information.

                           SECURITY SYSTEMS HOLDINGS, INC.
                 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                     (UNAUDITED)

1. BASIS OF PRESENTATION

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. The unaudited interim financial information should be read in conjunction with SSH's audited consolidated financial statements as of and for the year ended December 31, 1996.

2. ACQUISITIONS

    During the first three months of 1996, SSH acquired certain operating assets of a company in the security alarm installation and monitoring business for $350,000 in cash and the issuance of $569,000 in a note payable to the sellers. The acquisition added approximately $28,000 of MRR and 1,300 customers. The acquisition was accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. In connection with the acquisition, SSH received customer contracts ($521,000), and other assets ($521,000) and assumed current liabilities ($123,000).

    No acquisitions were completed during the three-month period ended March 31, 1997.

    The results of operations of the acquired company have been included in the consolidated statements of operations from the date of acquisition. The pro forma financial information giving effect to this acquisition has not been provided as the results of operations were not materially affected by this acquisition.

3. INVENTORIES

    Inventories consist principally of alarm components and supplies.

4. CUSTOMER INSTALLATION COSTS

    During the three months ended March 31, 1997 and 1996, SSH incurred approximately $990,000 and $1,435,000, respectively, in customer installation costs directly attributable to the operations of the direct marketing program. SSH added approximately 2,000 and 2,600 customers, respectively, through the direct marketing program during these periods.

5. LONG TERM DEBT

    In January 1997, SSH amended its term loan and acquisition credit agreement to increase the direct marketing program line ("Program Line") from $13,062,000 to $14,562,000. The amendment also deferred all scheduled principal payments until April 30, 1997. At March 31, 1997, the term loan balance, acquisition loan balance and Program Line balance was approximately $31,436,000.

6. SUBSEQUENT EVENTS

    On April 15, 1997, a wholly-owned subsidiary of Triton Group Ltd. ("Triton"), a Delaware Corporation, merged with and into SSH, whereby the holders of all of SSH's common and redeemable preferred stock received approximately 2,877,368 shares (excluding approximately 46,003 shares reserved for stock options) of Triton common stock. The merger was accounted for as a reverse acquisition whereby the net assets of Triton (principally cash) were recorded at net book value and the pre-merger financial statements of SSH will become the historical financial statements of Triton and SSH.

    The pro forma loss per common share for the three months ended March 31, 1997 and 1996 gives effect to the conversion of all preferred and common stock into Triton common stock as noted above. Such conversion excludes shares issuable upon exercise of outstanding stock options.

    In connection with the merger, SSH refinanced its subordinated debt existing at March 31, 1997 with new subordinated debt with an aggregate principal amount of $4,600,000 and a stated interest rate of 15%. Two officers of SSH are holders of an aggregate amount of $200,000 of the newly issued subordinated debt. In addition, SSH issued warrants to purchase approximately 216,000 shares of Triton Common Stock at an exercise price of $11.11 per share which will be accounted for as a discount to the new subordinated debt and will be amortized over the life of the underlying debt instrument (two years).

    Concurrent with the merger, SSH refinanced its credit agreement existing at March 31, 1997 with a new credit agreement ("New Credit Agreement"). The New Credit Agreement consists of a two year $60 million non-amortizing revolving loan agreement which converts to a five year term loan.

    On May 1, 1997, SSH purchased all of the issued and outstanding shares of capital stock of Protective Alarms, Inc. ("Protective Alarms"), for an initial purchase price of $17.1 million. Up to $4.2 million in additional consideration will be paid to the sellers of Protective Alarms upon (i) the installation of national account contracts pending on the closing date; and (ii) certain other obligations being met during the year following the closing of the acquisition. Protective Alarms is a security alarm system company doing business primarily in Connecticut and Westchester County, New York, that provides security equipment and monitoring services to homeowners and businesses. In addition, Protective Alarms, Inc. specializes in chain account sales under the name "Pro National," primarily in the Northeastern United States.

    On May 28, 1997, SSH acquired certain operating assets of Absolute Life Safety Security Systems, Inc. ("Absolute") for approximately $250,000 in cash and $1.1 million in unregistered Alarmguard Holdings, Inc. (parent company of SSH as of April 15, 1997) common stock. Absolute is a security alarm system company with approximately 1,000 customers in Fairfield County, Connecticut and Metropolitan New York.

    The acquisitions were accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the respective dates of acquisition.

ITEM 7. (b)  PRO FORMA FINANCIAL INFORMATION

ALARMGUARD HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (P)
AS OF MARCH 31, 1997

                                                         SECURITY
                                                          SYSTEMS
                                           TRITON        HOLDINGS
                                          GROUP LTD.       INC.        PRO FORMA
                                         ("TRITON")      ("SSH")       ADJUSTMENTS
                                          ----------       -------     -----------
ASSETS
Current assets:
  Cash and cash equivalents               $15,155           $322        ($5,051)      (A,B,C,D)
  Accounts receivable, net                    627          3,884           (500)            (E)
  Inventories                                              1,906
  Prepaid expenses                             42            294
  Other current assets                                       250
                                          -----------     ------------  ------------
Total current assets                       15,824          6,656         (5,551)
Property and equipment, net                     8          2,231
Customer installation costs,
 net                                                       8,081
Acquired customer contracts,
 net                                                      15,592
Covenants not to compete, net                              2,567
Goodwill, net                                              2,026
Investment in Mission West
 Properties                                                               1,700             (F)
Other assets                                2,250          1,160            335             (A)
                                          -----------   ------------   ------------
Total assets                              $18,082        $38,313        ($3,516)
                                          -----------   ------------   ------------
                                          -----------   ------------   ------------

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable                            $97         $1,933
  Accrued expenses                            374          1,833           $140           (B,G)
  Current portion of term loan                             4,169         (4,169)            (A)
  Current portion of notes
   payable                                                 2,501           (900)          (B,E)
  Deferred revenue                                         4,691
  Other current liabilities                                  912
                                          -----------   ------------   ------------
Total current liabilities                     471         16,039         (4,929)
Term loan, less current
 portion                                                  27,267          4,169             (A)
Subordinated debt                                          4,951           (678)            (B)
Notes payable, less current
 portion                                                     876
Other liabilities                           2,546            299
Redeemable preferred stock                                16,444        (16,444)            (D)
Stockholders' equity (deficit):
  Common stock                                  2            237           (238)            (D)
  Additional paid-in capital               21,774             35          7,893   (A,B,C,D,F,G)
  Accumulated deficit                      (6,711)       (27,800)         6,676             (D)
  Notes receivable from
   officers                                                  (35)            35
                                          -----------   ------------   ------------
Total stockholders' equity
 (deficit):                                15,065        (27,563)        14,366
                                          -----------   ------------   ------------
Total liabilities and
  stockholders' equity
 (deficit):                               $18,082        $38,313        ($3,516)
                                          -----------   ------------   ------------
                                          -----------   ------------   ------------











                                                                                                             PRO FORMA
                                                                                                             TRITON
                                                PRO FORMA                                                    SSH AND
                                                TRITON AND          PROTECTIVE            PRO FORMA          AND PROECTIVE
                                                SSH                 ALARMS                ADJUSTMENTS        ALARMS
                                                ----------          ----------            -----------        --------------
ASSETS
Current assets:
  Cash and cash equivalents                     $10,426               ($26)            ($9,608)  (H)              $792
  Accounts receivable, net                        4,011              1,393                                       5,404
  Inventories                                     1,906                301                                       2,207
  Prepaid expenses                                  336                262                 176   (H)               774
  Other current assets                              250                                   (250)  (H)
                                              ------------        ------------           ------------          ------------
Total current assets                             16,929              1,930              (9,682)                  9,177
Property and equipment, net                       2,239                788                                       3,027
Customer installation costs, net                  8,081                867                                       8,948
Acquired customer contracts, net                 15,592                                 15,462   (H)            31,054
Covenants not to compete, net                     2,567                                  5,000   (H)             7,567
Goodwill, net                                     2,026                                                          2,026
Investment in Mission West Properties             1,700                                                          1,700
Other assets                                      3,745                 47                 (40)  (H)             3,752
                                              ------------        -------------          -------------        ------------
Total assets                                    $52,879             $3,632             $10,740                 $67,251
                                             -------------        -------------          -------------        ------------
                                             -------------        -------------          -------------        ------------

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable                               $2,030               $619                                      $2,649
  Accrued expenses                                2,347                368                $950   (H)             3,665
  Current portion of term loan                        0                778                (778)  (H)                 0
  Current portion of notes payable                1,601                  9               2,396   (H)             4,006
  Deferred revenue                                4,691              1,172                                       5,863
  Other current liabilities                         912                                                            912
                                             ------------        -------------           --------------        -----------
Total current liabilities                        11,581              2,946               2,568                  17,095
Term loan, less current portion                  31,436                550               8,650   (H)            40,636
Subordinated debt                                 4,273                                                          4,273
Notes payable, less current portion                 876                                                            876
Other liabilities                                 2,845                  8                                       2,853
Redeemable preferred stock
Stockholders' equity (deficit):
  Common stock                                        1                  5                  (5)  (H)                 1
  Additional paid-in capital                     29,702                  0                                      29,702
  Accumulated deficit                           (27,835)               123                (473)  (H)          (28,185)
  Notes receivable from officers
                                            -------------        -------------            -------------      ------------
Total stockholders' equity (deficit):             1,868                128                (478)                  1,518
                                            -------------        -------------            -------------      ------------
Total liabilities and
  stockholders' equity (deficit):               $52,879             $3,632             $10,740                 $67,251
                                            -------------       --------------         -------------         ------------
                                            -------------       --------------         -------------         ------------

See accompanying notes to unaudited pro forma condensed combined financial statements.

ALARMGUARD HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (P) FOR THE THREE MONTHS ENDED MARCH 31, 1997
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       SECURITY                                                          PRO FORMA
                                                        SYSTEMS                                                           TRITON,
                                           TRITON      HOLDINGS,                    PRO FORMA                             SSH AND
                                         GROUP LTD.      INC.        PRO FORMA     TRITON AND  PROTECTIVE   PRO FORMA    PROTECTIVE
                                          (TRITON)       (SSH)     ADJUSTMENTS         SSH      ALARMS     ADJUSTMENTS     ALARMS
                                         -----------  -----------  ------------     ---------- ----------  -----------   ----------
    Recurring revenue                                  $4,173                       $4,173      $1,146                    $5,319
    Installation revenue                                2,031                        2,031         810                     2,841
    Service revenue                                       393                          393          47                       440
                                         -----------  -----------  ------------     ---------- ----------   ----------   ----------
Total revenue                                           6,597                        6,597       2,003                     8,600

    Monitoring expense                                    595                          595         236                       831
    Installation expense                                1,313                        1,313         579                     1,892
    Service expense                                       765                          765         279                     1,044
                                         -----------  -----------  ------------     ---------- ----------   ----------   ----------
Total cost of revenue                                   2,673                        2,673       1,094                     3,767

Gross profit                                            3,924                        3,924         909                     4,833
    Sales and marketing expense                         1,016                        1,016         335                     1,351
    General and administrative expense       $261       2,187                        2,448         518                     2,966
    Depreciation and amortization expense               2,371                        2,371         140       $636(L)       3,147
                                         -----------  -----------  ------------     ---------- ----------   ----------   ----------
Total operating expenses                      261       5,574                        5,835         993         636         7,464
                                         -----------  -----------  ------------     ---------- ----------   ----------   ----------
Operating loss                               (261)     (1,650)                      (1,911)        (84)       (636)       (2,631)
Other income (expense) (N)                  3,154        (844)       ($3,219) (J,O)   (909)        (38)       (222) (M)   (1,169)
                                         -----------  -----------  ------------     ---------- ----------   ----------   ----------
Income (loss) from operations              $2,893     ($2,494)       ($3,219)      ($2,820)      ($122)      ($858)      ($3,800)
                                         -----------  -----------  ------------     ---------- ----------   ----------   ----------
                                         -----------  -----------  ------------     ---------- ----------   ----------   ----------
Income (loss) from operations
    per common share                        $1.34      ($0.87)                      ($0.56)                               ($0.76)
Number of shares used in calculating
    income (loss) from operations
    per common share                        2,155       2,877                        5,032                                 5,032

See accompanying notes to unaudited pro forma condensed combined financial statements.

ALARMGUARD HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (P) FOR THE YEAR ENDED DECEMBER 31, 1996
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          SECURITY                                                        PRO FORMA
                                                         SYSTEMS                                                         TRITON,
                                              TRITON     HOLDINGS                  PRO FORMA                               SSH AND
                                           GROUP LTD.      INC.      PRO FORMA     TRITON AND   PROTECTIVE  PRO FORMA    PROTECTIVE
                                            (TRITON)      (SSH)     ADJUSTMENTS       SSH         ALARMS    JUSTMENTS      ALARMS
                                           ----------   ---------   -----------   ----------    ----------  ---------    ---------
    Recurring revenue                                     $15,011                    $15,011       $4,067                 $19,078
    Installation revenue                                    7,613                      7,613        3,110                  10,723
    Service revenue                                         1,528                      1,528          322                   1,850
                                           ----------   ---------   -----------   ----------    ----------   --------   ----------
Total revenue                                              24,152                     24,152        7,499                  31,651

    Monitoring expense                                      2,258                      2,258          662                   2,920
    Installation expense                                    4,685                      4,685        2,209                   6,894
    Service expense                                         2,837                      2,837          975                   3,812
                                           ----------   ---------   -----------   ----------    ----------   --------   ----------
Total cost of revenue                                       9,780                      9,780        3,846                  13,626

Gross profit                                               14,372                     14,372        3,653                  18,025
    Sales and marketing expense                             3,732                      3,732        1,104                   4,836
    General and administrative expense        $1,528        8,435                      9,963        2,230                  12,193
    Depreciation and amortization expense                   8,142                      8,142          640     $2,544(L)    11,326
                                           ---------    ---------   -----------    ---------    ----------   --------   ----------
Total operating expenses                       1,528       20,309                     21,837        3,974      2,544       28,355
Operating loss                                (1,528)      (5,937)                    (7,465)        (321)    (2,544)     (10,330)
Other income (expense) (N)                     3,970       (3,051)    ($3,676)(J,K)   (2,757)        (214)      (888)(M)   (3,859)
                                          -----------   ---------   -----------    ---------    ----------   --------   ----------
Income(loss) before income taxes               2,442       (8,988)     (3,676)       (10,222)        (535)    (3,432)     (14,189)
Income tax benefit                               377                                     377           95                     472
                                          -----------   ---------   -----------    ---------    ----------   --------   ----------
Income (loss) from continuing operations      $2,819      ($8,988)    ($3,676)       ($9,845)       ($440)   ($3,432)    ($13,717)
                                          -----------   ---------   -----------    ---------    ----------   --------   ----------
                                          -----------   ---------   -----------    ---------    ----------   --------   ----------
Income (loss) from continuing operations
    per common share                           $1.31       ($3.12)                    ($1.96)                               ($2.73)
Number of shares used in calculating
    income (loss) from continuing
    operations per common share                2,155        2,877                      5,032                                 5,032


See accompanying notes to unaudited pro forma condensed combined financial statements.

ALARMGUARD HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

(A) Concurrent with the Merger, SSH refinanced its existing credit facility. The costs incurred in this effort (approximately $1.1 million) were deferred and will be amortized over the term of the respective underlying debt. In addition, the unamortized costs related to the prior credit facility and subordinated debt (approximate book value of $800,000) were charged to expense in connection with the early extinguishment of debt. Pursuant to the terms of the new credit facility, no principal payments are due for two years. Therefore, the $4.2 million current portion of the term loan under the old credit facility at the time of the Merger was reclassified to non-current.

(B) In connection with the Merger, SSH refinanced its existing subordinated debt which accrued interest at 10% (8% through September 30, 1996) and was due in 1998. The new subordinated debt matures two years after the consummation of the Merger, and accrues interest at 15%. In addition, $650,000 of SSH's existing subordinated debt was repaid from cash on hand. Additionally, a certain seller of a previously acquired company received both cash ($300,000) and $100,000 of the new subordinated debt for a note payable which was outstanding on March 31, 1997. In connection with the refinancing, the subordinated debtholders were issued warrants. The estimated fair value of such warrants (approximately $327,000) was offset against the proceeds of the subordinated debt and is being amortized as interest expense over the two-year life of such debt.

(C) In connection with the Merger, SSH and Triton incurred approximately $4.0 million in transaction costs (including $1.1 million relating to the new credit facility, see Note A), consisting primarily of legal, accounting, printing, and investment banking fees.

(D) Pursuant to the Merger Agreement, SSH became a wholly-owned subsidiary of Triton through the merger of a wholly owned subsidiary of Triton ("Merger Sub") with and into SSH and the conversion and exchange of shares of SSH Common and Preferred Stock for shares of Triton Common Stock, thus making SSH the legal acquiree and Triton the legal acquiror. (Triton's name was changed to Alarmguard in connection with the Merger.) However, because pursuant to the Merger Agreement, the SSH stockholders received approximately 57% of the outstanding Triton Common Stock, the Merger was accounted for as a "reverse acquisition." Triton was designated the accounting acquiree and SSH the accounting acquiror. As such, the net assets (principally cash) of Triton (the issuing company) were recorded at net book value and the pre-Merger financial statements of SSH, the accounting acquiror (i.e., the legal acquiree), became the historical financial statements of the combined company. In addition, pre-Merger stockholders' deficiency and loss per share were retroactively restated for the equivalent number of shares received by the accounting acquiror (SSH) in the combination, with differences between the par value of the issuer's (Triton) and accounting acquiror's (SSH) stock recorded as an adjustment to paid-in capital of Alarmguard. The shares issued in connection with the merger were allocated among the SSH stockholders as follows: (i) the shares of SSH Common Stock were converted into approximately 874,683 shares of Triton Common Stock; (ii) the shares of SSH Series A Preferred Stock, together with all dividends thereon that have accrued and remain unpaid through January 31, 1997, were converted into approximately 752,649 shares of Triton Common Stock; and (iii) the shares of SSH Series B Preferred Stock, together with all dividends thereon that have accrued and remain unpaid through January 31, 1997, were converted into approximately 1,250,036 shares of Triton Common Stock. Dividends which accrued and remained unpaid from February 1, 1997 through April 15,1997 (consummation of the Merger) in the amount of $140,000 were paid in cash to the holders of the SSH Preferred Stock. Accordingly, this adjustment was recorded to reflect the issuance of the new common shares for the outstanding SSH common Stock and SSH Preferred Stock.

(E) Per the terms of the Merger Agreement, SSH had available a $1.5 million bridge loan from Triton pursuant to which SSH borrowed $500,000. The respective receivable and payable have been eliminated.

(F) Triton owns 44% of Mission West Properties. The carrying value of this investment has been adjusted to reflect the expected net realizable value of this investment following the sale of Mission West's remaining real estate assets.

(G) Per the Merger Agreement, Triton Group Management, Inc. ("TGM"), agreed to facilitate the disposition of the remaining Triton investments during the twelve months following the Merger. For services provided, TGM will receive a management fee of approximately $200,000.

(H) On May 1, 1997, Alarmguard purchased all of the issued and outstanding stock of Protective Alarms for an initial purchase price of approximately $17.1 million in cash. Up to $4.2 million in additional consideration will be paid to the sellers of Protective Alarms upon (i) the installation of national account contracts pending on May 1, 1997; and (ii) certain other obligations being met during the year following the acquisition. The acquisition was accounted for under the purchase method of accounting and accordingly, the purchase price was allocated to the assets acquired (acquired customer contracts of $15.8 million and covenants not to compete of $5.0 million) and liabilities assumed based on their relative fair values at the date of acquisition. In accordance with the terms of the agreement, Alarmguard made an initial payment of $250,000 and paid $9.6 million in cash, of which a portion was used to pay off the current ($778,000) and long-term debt ($550,000) of Protective Alarms concurrent with the closing of the transaction. Alarmguard also wrote off the deferred costs ($40,000) related to this debt. In addition, $9.2 million in borrowings under the new credit facility and a note payable due to the sellers partially secured by a letter of credit as a purchase price holdback ($1.8 million) was used to pay for the remaining balance of the purchase price. Also, approximately $1.0 million of transaction related expenses were incurred including $400,000 relating to severance and termination costs to be paid in connection with the assimilation of the acquired business.

(I) The pro forma information is based on the historical financial statements of Triton for the years ended March 31, 1996 and March 31, 1997, the historical financial statements of SSH for the year ended December 31, 1996 and the three months ended March 31, 1997, and the historical financial statements of Protective Alarms for the year ended September 30, 1996 and the six months ended March 31, 1997. The historical financial statements of Triton and Protective Alarms have been adjusted to conform with SSH's December 31 year-end.

(J) To record as interest expense, the amortization of the estimated fair value of the warrants issued in connection with the refinancing of SSH's existing subordinated debt and the interest expense that would have been incurred on the new subordinated debt (see Note B) as if they were outstanding during the periods presented.

(K) The historical statement of operations of Triton for the twelve months ended December 31, 1996 (as derived) includes a non-recurring gain of $3.2 million resulting from the reconsolidation of La Jolla Insurance company, Ltd., a wholly owned subsidiary of Triton, which has been eliminated.

(L) To record amortization expense of acquired customer contracts (ten-year life) and covenants not to compete (five-year life) resulting from the acquisition of Protective Alarms (see Note H).

(M) To record interest expense on the borrowings incurred to finance the acquisition of Protective Alarms (see Note H). Interest is calculated at Alarmguard's estimated borrowing rate (9% per annum) at December 31,
     1996 and March 31, 1997.

(N) Principally interest expense, net, for SSH and Protective Alarms.

(O) The historical statement of operations of Triton for the three months ended March 31, 1997 (as derived) includes a non-recurring gain of $3.1 million which represents Triton's share of the gain recognized by Mission West following the sale by Mission West of the majority of its real estate assets.

(P) The pro forma balance sheet as of March 31, 1997 and pro forma statements of operations for the year ended December 31, 1996 and three months ended March 31, 1997 do not include the operations of an acquisition (aggregate purchase price of approximately $200,000) completed by Alarmguard on April 22, 1997 as this acquisition did not have a material effect on the pro forma financial information.